Exhibit 5.1

July 31, 2018
athenahealth, Inc.
311 Arsenal Street
Watertown, Massachusetts 02472

Re:	athenahealth, Inc.,
Registration Statement on Form S-8 for 250,000 shares of Common Stock
Ladies and Gentlemen:
We have acted as counsel to athenahealth, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”), relating to the registration by the Company of 250,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), issuable under the Company’s 2007 Employee Stock Purchase Plan as amended and restated (the “ESPP”).
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the ESPP and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the Delaware General Corporation Law.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP